United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 29, 2009
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21990 (Commission File Number)	13-3679168 (I.R.S. Employer Identification No.)
701 Gateway Blvd., South San Francisco, CA 94080
(Address of principal executive offices)
Registrant’s telephone number, including area code: (650) 635-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBITS
EX-10.1 SEPARATION AGREEMENT BETWEEN OXIGENE AND DR. WALICKE DATED AS OF JUNE 10, 2009

Explanatory Note
     This Form 8-K/A amends the Current Report of OXiGENE, Inc. (the “Company”) on Form 8-K filed with the Securities and Exchange Commission on May 4, 2009 (the “Original Form 8-K”) solely to describe the terms of the separation agreement between the Company and Patricia Ann Walicke, M.D., Ph.D. executed after the filing of the Original Form 8-K.
Item 1.01 Entry into a Material Definitive Agreement.
     The disclosure set forth below under Item 5.02 is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a), (c)-(f) Not applicable.
(b) As previously disclosed, effective as of April 29, 2009, Patricia Ann Walicke, M.D., Ph.D., resigned from her position of Vice President and Chief Medical Officer of the Company to pursue her interests in neuroscience and immunology. The Company entered into a separation agreement with Dr. Walicke on June 10, 2009, a copy of which is attached hereto as Exhibit 10.1. The separation agreement provides for, among other things, specified ongoing obligations on Dr. Walicke’s part relating to non-solicitation of Company employees and maintenance of Company confidential information. In accordance with Dr. Walicke’s employment agreement with the Company, dated July 31, 2007, as amended, Dr. Walicke will receive a severance payment of $300,000, payable over one year in 26 equal installments, and will be reimbursed for premiums paid to continue group health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, through the earlier of April 30, 2010, or the date on which Dr. Walicke becomes eligible for medical and dental coverage with another employer.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description

10.1	Separation Agreement between OXiGENE and Dr. Walicke dated as of June 10, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2009	OXiGENE, Inc.
/s/ James B. Murphy
By: James B. Murphy
Vice President and Chief Financial Officer

EXHIBITS

Exhibit Number	Description

10.1	Separation Agreement between OXiGENE and Dr. Walicke dated as of June 10, 2009.